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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP

Boston, Massachusetts
January 27, 2000